As filed with the Securities and Exchange Commission on August 25, 2026
Registration Nos. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CITI TRENDS, INC.
(Exact Name of Registrant as Specified in Its Chapter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
52-2150697
(I.R.S. Employer Identification No.)
17 Park of Commerce Blvd, Suite 200
Savannah, Georgia 31405
Telephone: (912) 236-1561
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Lovesh Puri
General Counsel
Citi Trends, Inc.
17 Park of Commerce Blvd, Suite 200
Savannah, Georgia 31405
Telephone: (912) 236-1561
(Name, address, and telephone number, of agent for service)
Copies to:
Catherine M. Clarkin
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Telephone: (212) 558-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 25, 2026
Prospectus
$100,000,000
CITI TRENDS, INC.
Common Stock

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of such securities, our common stock, $0.01 par value per share (our “common stock”).
Each time we offer and sell shares of our common stock, we will provide specific information about the offering and the amounts, prices and terms of such securities in supplements to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any prospectus supplement or free writing prospectus carefully before you invest in our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any shares of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be delivered without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “CTRN.” On August 24, 2026, the last reported sale price of our common stock on Nasdaq was $74.35 per share.
Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 5 of this prospectus, any similarly titled section contained in the applicable prospectus supplement and in the periodic reports and other information we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus concerning factors you should consider before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“Commission” or “SEC”) using a “shelf” registration process. Under this shelf process, we may offer and sell from time to time shares of our common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, specific information about the securities being offered and sold and the specific terms of that offering will be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, we urge you to read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Information” on pages 13 and 14, respectively, of this prospectus, and any similarly titled section of any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or free writing prospectus. If anyone provides you with different or inconsistent information, we do not take responsibility for, and can provide no assurance to the reliability of, any such information and you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective front cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information we previously filed with the SEC and have incorporated by reference is accurate only as of the date of such document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since the relevant date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, investors should not place undue reliance on this information.
When used in this prospectus, the terms “company,” “CITITRENDS,” “issuer,” “we,” “our,” and “us” refer to Citi Trends, Inc. and its subsidiary, unless otherwise specified.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any applicable free writing prospectuses, including any documents incorporated by reference herein or therein, other public filings, and oral and written statements by us and our management, may include statements that constitute “forward-looking statements” within the meaning of the U.S. securities laws. These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flows and capital expenditures which could differ materially from actual results due to known and unknown risks. Words such as “believe,” “anticipate,” “project,” “plan,” “expect,” “trend,” “estimate,” “objective,” “forecast,” “upcoming,” “goal,” “intend,” “could,” “would likely result,” “will continue” and similar words and expressions generally identify forward-looking statements, but not all forward-looking statements may contain such words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference into this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in or incorporated by reference into this prospectus.
The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
The following important factors, and other factors described in this prospectus, incorporated by reference into this prospectus, the applicable prospectus supplement and any applicable free writing prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements:
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uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors;

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changes in market interest rates and market levels of wages;

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the imposition of new taxes on imports, new tariffs and changes in existing tariff rates;

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the imposition of new trade restrictions and changes in existing trade restrictions or trade relationships;

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impact of natural disasters such as hurricanes;

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uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates;

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our ability to attract and retain workers;

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our ability to negotiate effectively the cost and purchase of merchandise;

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inventory risks due to shifts in market demand and to manage inventory shrinkage;

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our ability to gauge fashion trends and changing consumer preferences;

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consumer confidence and changes in consumer spending patterns;

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competition within the industry;

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competition in our markets;

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the duration and extent of any economic stimulus programs;

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changes in product mix;

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interruptions in suppliers’ businesses;

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risks related to cybersecurity, data privacy and intellectual property;

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temporary changes in demand due to weather patterns; seasonality of the Company’s business;

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the results of pending or threatened litigation;

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delays and costs associated with building, remodeling, assuming leases, opening and operating new stores; and

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delays and costs associated with building, and opening or expanding new or existing distribution centers;

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changes in regulator’s requirements or stakeholder’s expectations on environmental, social and sustainability related topics;

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challenges in effectively managing the use of artificial intelligence; and

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strategic transactions that could negative impact our liquidity, increase our expenses, or present significant distractions to management.

For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
We are a highly differentiated off-price value retailer known for trendy fashions, great brands and amazing prices. We are the only off-price retailer specifically focused on Black customers, delivering the styles, brands, and trends at compelling prices that resonate with this demographic. We offer culturally relevant fashion — what we call “Cultural Cachet” — in apparel, accessories and home goods, with a three-tiered mix of product. At the opening price point, we offer value-focused basics for our most budget-conscious customers. The core of our business is our ‘better’ tier- quality products with breadth of selection and fresh styles. At the top end, we’re expanding our ‘best’ tier with two distinct approaches. First, we’re adding more trend-relevant product at prices well below specialty retail. Second, we’re building our extreme value capabilities, offering well-known branded product at 50% to 75% off MSRP. Our research shows this treasure hunt element resonates particularly well with our core customer, who views shopping as both a practical necessity and an enjoyable activity, fostering deep customer loyalty and high shopping frequency in the neighborhoods in which we operate.
Our stores are strategically located in vibrant Black neighborhoods with product offerings for the entire family. Our stores average approximately 11,000 square feet of selling space and are typically found in outdoor community shopping centers across a variety of urban, suburban and rural markets. As of May 2, 2026, we operated 591 stores in 33 states.
Our principal executive offices are located at 17 Park of Commerce Blvd, Suite 200, Savannah, Georgia 31405, and our telephone number is (912) 236-1561.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider any risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by subsequent reports we file with the SEC in the future. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Please also carefully read the section entitled “Special Cautionary Note Regarding Forward-Looking Statements” or “Forward-Looking Statements”, as applicable, included in this prospectus, the applicable prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
Except as may be set forth in a prospectus supplement, we intend to use the net proceeds from the sale of shares of our common stock for general corporate purposes.
You should carefully read this prospectus and any applicable prospectus supplement before you invest. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds.

DESCRIPTION OF CAPITAL STOCK
We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our common stock, par value $0.01 per share (the “common stock”). As of May 29, 2026, 8,329,848 shares of our common stock were issued and outstanding.
The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Fourth Amended and Restated By-laws (the “Bylaws”), each of which are incorporated by reference as an exhibit to our Annual Report on Form 10-K. We encourage you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of Delaware General Corporation Law (“DGCL”), for additional information.
DESCRIPTION OF COMMON STOCK
General
Our authorized capital stock consists of 32,000,000 shares of common stock, $0.01 par value per share, and shares of 5,000 undesignated preferred stock, $0.01 par value per share.
Common Stock
Our common stock is listed on the Nasdaq National Market under the symbol “CTRN.” American Stock Transfer and Trust Company (“AST”) is the transfer agent and registrar for our common stock.
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the time and in the amounts as our board of directors may from time to time determine.
Voting Rights; No Cumulative Voting
Each common stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
No Preemptive or Similar Rights
No holder of our common stock is entitled to preemptive rights to subscribe for any shares of capital stock and our common stock is not subject to conversion or redemption.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of common stock is fully paid and nonassessable.
Anti-Takeover Effects of Certain Provisions of Delaware Law and the Certificate of Incorporation and the Bylaws
Provisions of the DGCL, the Certificate of Incorporation and the Bylaws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Section 203 of the DGCL provides that, subject to certain exceptions, a publicly held Delaware corporation may not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder, unless:
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the corporation has elected in its certificate of incorporation not to be governed by Section 203 (which we have not done);

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prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to business combinations proposed by an interested stockholder following the announcement or notification of extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.
The term “business combination” is defined generally to include mergers or consolidations resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, who, together with affiliates and associates, owns (or owned within three years prior to the determination of interested stockholder status) 15% or more of the outstanding voting stock of the corporation.
Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Number of Directors
The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than five (5) nor more than nine (9). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.
Term of Office; Vacancies
All directors shall be elected annually and serve until the next annual meeting of stockholders or until their earlier death, resignation, removal or disqualification.
Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled as provided in the By-Laws of the Corporation.
Removal
Subject to the By-Laws, a director may be removed, with or without cause, upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

No Stockholder Action by Written Consent
Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.
Advance Notice Requirements for Director Nominations and Stockholder Proposals
The Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary in order for the matter to be properly brought before a meeting. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or to make nominations for directors at an annual meeting of stockholders.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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through underwriting syndicates represented by one or more managing underwriters;

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to or through underwriters or dealers;

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to or through agents;

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in ordinary brokerage transactions;

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through block trades;

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directly to one or more purchasers;

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in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”) to or through a market maker or into an existing trading market on an exchange or otherwise;

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in a rights offering;

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through a combination of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers, agents or direct purchasers and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

Any such offerings may be made on a continuous or delayed basis. If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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at a fixed price or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. Any third parties acting as underwriters in such sale transactions will be identified in the applicable prospectus supplement (or a post-effective amendment).

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, agents or dealers will be identified in the applicable prospectus supplement or pricing supplement, as the case may be, and a description of their commissions, fees or discounts will be provided.
Underwriters and Agents
If underwriters are used in a sale, the underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer shares of our common stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that will be entered into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
Agents may be designated to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The offered securities also may be sold to one or more remarketing firms, acting as principals for their own accounts or as agents for us, as applicable. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of the agreement, if any, and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
The offered securities may be sold to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Other dealers may be allowed to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
Such delayed contracts will be entered into only with institutional purchasers approved by us, as applicable. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ overallotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.
Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

WHERE YOU CAN FIND MORE INFORMATION
We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available free of charge on our web site at https://ir.cititrends.com as soon as reasonably practicable after we file or furnish such material to the SEC. Our stock is quoted on NASDAQ under the symbol “CTRN.” We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.
This prospectus and any prospectus supplement are or will be, respectively, part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these additional documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a complete copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus.
The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on April 15, 2026;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2026 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended May 2, 2026, filed with the SEC on June 10, 2026;

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our Current Reports on Form 8-K filed with the SEC on February 20, 2026 and June 12, 2026; and

•
the description of our common stock included in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement. You should direct requests for documents to:
Citi Trends, Inc.
c/o Corporate Secretary
17 Park of Commerce Blvd, Suite 200
Savannah, Georgia 31405
(912) 236-1561
E-mail: CitiTrendsIR@icrinc.com

VALIDITY OF THE SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Citi Trends, Inc. and its subsidiary incorporated by reference in this Registration Statement, and the effectiveness of Citi Trends, Inc. and subsidiary’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance on the reports of such firm, given their authority as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses (all of which will be borne by the company) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.
SEC registration fee	$13,810
FINRA filing fee	$(1)
Printing and distributing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, for criminal actions and proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify a director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer actually or reasonably incurred. The indemnification provided for by the statute is not exclusive of any other rights of indemnification.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company has adopted provisions in its Certificate of Incorporation and its By-laws that limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director except for: (i) any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or (iv) any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, the By-laws provide that: (i) the Company may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; (ii) the Company may advance expenses to its directors, officers and employees in connection with a legal proceeding, subject to limited exceptions; and (iii) the rights provided in the By-laws are not exclusive.
The Certificate of Incorporation and By-laws, provide for the indemnification provisions described above. In addition, the Company has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions may be sufficiently broad to permit, by their terms, indemnification of the Company’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Item 16.   Exhibits.
1.1	Form of Underwriting Agreement*
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2018)
3.2	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2022)
4.1	Specimen certificate for shares of common stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-123028) filed with the SEC on April 29, 2005)
4.2	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on May 14, 2020)
5.1	Opinion of Sullivan & Cromwell LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature pages hereto)
107.1	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on this 25th day of August, 2026.
CITI TRENDS, INC.
By:
/s/ Kenneth D. Seipel

Kenneth D. Seipel
Chief Executive Officer
POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Kenneth D. Seipel and Heather L. Plutino, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Kenneth D. Seipel Kenneth D. Seipel	Chief Executive Officer and Chairman (Principal Executive Officer)	August 25, 2026
/s/ Heather Plutino Heather Plutino	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 25, 2026
/s/ Pamela Edwards Pamela Edwards	Director	August 25, 2026
/s/ Benjamin Faw Benjamin Faw	Director	August 25, 2026
/s/ David Heath David Heath	Director	August 25, 2026
/s/ Margaret L. Jenkins Margaret L. Jenkins	Director	August 25, 2026
/s/ Michael S. Kvitko Michael S. Kvitko	Director	August 25, 2026

SIGNATURE	TITLE	DATE
/s/ Chaoyang (Charles) Liu Chaoyang (Charles) Liu	Director	August 25, 2026
/s/ Cara Robinson Cara Robinson	Director	August 25, 2026